Entered on Docket
January 30, 2006

Hon. Linda B. Riegle
United States Bankruptcy Judge

Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re:

PACIFIC MAGTRON INTERNATIONAL, CORP., a Nevada Corporation,

PACIFIC MAGTRON, INC.,

PACIFIC MAGTRON (GA), INC.,

LIVEWAREHOUSE, INC.,

Debtors and Debtors in Possession.

Affects all four Debtors: ☐
Affects only:
- ☐ Pacific Magtron International, Corp.
- ☒ Pacific Magtron, Inc.
- ☒ Pacific Magtron (GA), Inc.
- ☐ Livewarehouse, Inc.

Case Nos. BK-S-05-14331 LBR
BK-S-05-14335 LBR
BK-S-05-14339 LBR

Jointly Administered Under
Case No. BK-S-05-14326 LBR

Chapter 11

ORDER CONFIRMING PACIFIC MAGTRON, INC.'S SECOND AMENDED PLAN OF LIQUIDATION AND PACIFIC MAGTRON (GA), INC.'S SECOND AMENDED PLAN OF LIQUIDATION

Hearing:
Date: January 24, 2006
Time: 9:30 a.m.
Place: *Courtroom 1*
Foley Federal Building
300 Las Vegas Blvd. South
Las Vegas, Nevada 89101

The request of the Pacific Magtron, Inc. ("PMI") and Pacific Magtron (GA), Inc. ("PMIGA") to confirm their Plans coming before this Court on the 24th day of January, 2006; Lenard E. Schwartzer, Esq. of Schwartzer & McPherson Law Firm appearing on behalf of PMI and PMIGA, Stuart I. Koenig, Esq. of Creim Macias & Koenig LLP appearing on

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

behalf of creditor Micro Technology Concepts, Inc.; and other counsel appearing as shown on the record; the Court having been informed of and considered the proposed PACIFIC MAGTRON, INC.'S SECOND AMENDED PLAN OF LIQUIDATION (the "PMI Plan") and PACIFIC MAGTRON (GA), INC.'S SECOND AMENDED PLAN OF LIQUIDATION (the "PMIGA Plan") (collectively, the "Plans"), a copy of which has been attached hereto as Exhibit "1", the Ballot Summary and the Brief in Support of Confirmation and finding good cause appearing,

IT IS ORDERED, ADJUDGED AND DECREED that PMI and PMIGA have given proper notice of the confirmation hearing of the Plans; and

IT IS ORDERED that the Plans meet all the requirements for confirmation set forth in Bankruptcy Code § 1129; and

IT IS ORDERED that the Plans, as modified by this Order, be, and hereby are, confirmed and shall be binding on all creditors of PMI and PMIGA; and

IT IS ORDERED that in accordance with the provisions of the Plans the transfers of property and interests required by the Plans, including but not limited to the sale of the PMI Building which occurred prior to confirmation, shall be exempt from transfer taxes pursuant to Bankruptcy Code § 1146; and

IT IS ORDERED that the executory contracts and unexpired leases of PMI and PMIGA which were not previously approved are rejected;

IT IS ORDERED that the PMIGA Plan is modified to provide that the claim of any government creditor of PMIGA entitled to priority under the Bankruptcy Code shall be paid in full on the Effective Date or at such time as its claim is allowed and this modification of the PMIGA Plan does not materially adversely affect any holder of a Claim or Interest, or other party in interest to the PMIGA Plan. As such, pursuant to Fed. R. Bankr. P. 3019, this modification does not require additional disclosure pursuant to Section 1125 of the Bankruptcy Code or resolicitation of acceptances or rejections of the PMIGA Plan under Section 1126 of the Bankruptcy Code, nor do they require the holders of Claim or Interests be afforded any opportunity to change previously cast acceptances or rejections of the PMIGA Plan; and

IT IS ORDERED that the Plans are modified to provide that (i) with respect to those claims owned by the respective bankruptcy estates of PMI and PMIGA to be

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

prosecuted in accordance with the Plans by ACT (as hereinafter defined) as Estate Representative or as to any excess recoveries from other sources, the shareholders of PMI and PMIGA shall retain their equity to the extent necessary to permit, in the event the PMI and PMIGA Creditor Trusts have sufficient recoveries to pay creditors in full from their assets, any excess funds to be paid to the appropriate shareholders of PMI and/or PMIGA, as applicable, and (ii) confirmation of the Plans of PMI and PMIGA shall not affect or extinguish the claims of the bankruptcy estates of Pacific Magtron International, Corp. ("PMIC") and Livewarehouse ("LW") in their capacity as shareholders, or their direct claims or the claims of their respective shareholders, which shall survive and be treated in accordance with the separate plans of reorganization for PMIC and LW; and this modification of the Plans does not materially adversely affect any holder of a Claim or Interest, or other party in interest to the Plans. As such, pursuant to Fed. R. Bankr. P. 3019, this modification does not require additional disclosure pursuant to Section 1125 of the Bankruptcy Code or resolicitation of acceptances or rejections of the Plans under Section 1126 of the Bankruptcy Code, nor do they require the holders of Claim or Interests be afforded any opportunity to change previously cast acceptances or rejections of the Plans; and

IT IS ORDERED that PMI and PMIGA and all other necessary parties are authorized and empowered, without further Court order, to execute and deliver any instrument, security agreement or document, and to perform any act, that is necessary, desirable, or required for the consummation of the Plans; and

IT IS ORDERED that the terms of the Plan shall be, and hereby are, deemed binding upon PMI and PMIGA, any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are impaired under the Plans or whether the holders of such Claims or Equity Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with PMI and PMIGA and any and all entities who are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plans and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing; and

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

IT IS ORDERED that consistent with the Plans, PMI and PMIGA, ACT and the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust are hereby authorized to perform and transfer all of the assets free and clear of all liens, claims, interests and encumbrances as provided for in the Plans and to take all actions necessary or appropriate to implement, consummate and effectuate the transactions contemplated thereby, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Plans and the transactions contemplated thereby, all without further action by the Court or corporate action by the directors, members or stockholders (or similar positions) of PMI and PMIGA; and

IT IS ORDERED that Timothy S. Cory is appointed trustee of the PMI Creditor Trust and trustee of the PMIGA Creditor Trust; and

IT IS ORDERED that Advanced Communications Technologies, Inc. ("ACT") is hereby irrevocably appointed as Estate Representative to prosecute any and all claims and causes of action that may be brought by the bankruptcy estates or shareholders of PMI and PMIGA against Theodore S. Li, Cynthia Hui Lee, Jey Hsin Yao, Hank C. Ta, and any other party or parties acting in concert with the foregoing, including any objection(s) to claims that have been or are filed against PMI and PMIGA by such parties in Chapter 11 Case Nos. 05-14331 and 05-14335. In this regard, ACT shall, as Estate Representative, prosecute such claims and claim objections for the benefit of the Estates of PMI and PMIGA, and PMI and PMIGA (or the PMI and PMIGA Creditor Trusts) shall retain the right to receive an allocated portion of the proceeds of any such litigation, to the extent there is an affirmative recovery with respect to same; and

IT IS ORDERED that until entry of a final decree, the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust shall file with the clerk of this Court, not later than twenty (20) days from the end of each calendar quarter which occurs after the entry of this Order, a report of action taken by the respective trusts and the progress toward consummation of the Plan; and

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

IT IS ORDERED that counsel for the Debtors shall mail, by first class mail, a copy of this Order to all creditors and parties in interest.

Submitted by:

SCHWARTZER & McPHERSON

Lenard E. Schwartzer
2850 South Jones Blvd., Suite 1
Las Vegas, Nevada 89146
Tele: (702) 228-7590
Fax: (702) 892-0122
Attorneys for Pacific Magtron, Inc. and Pacific Magtron (GA), Inc.

Approved:

CREIM MACIAS & KOENIG LLP

Stuart I. Koenig
633 West Fifth Street, 51st Floor
Los Angeles, California 90071
Tele: (213) 614-1944
Fax: (213) 614-1961
Attorneys for Micro Technology Concepts, Inc.

Reviewed
OFFICE OF THE UNITED STATES TRUSTEE

Michal Bloom
300 Las Vegas Blvd. S., Suite 4300
Las Vegas, NV 89101

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IT IS ORDERED that counsel for the Debtors shall mail, by first class mail, a copy of this Order to all creditors and parties in interest.

Submitted by:

SCHWARTZER & McPHERSON

Lenard E. Schwartzer
2850 South Jones Blvd., Suite 1
Las Vegas, Nevada 89146
Tele: (702) 228-7590
Fax: (702) 892-0122
Attorneys for Pacific Magtron, Inc. and Pacific Magtron (GA), Inc.

Approved:

CREIM MACIAS & KOENIG LLP

Stuart I. Koenig
633 West Fifth Street, 51st Floor
Los Angeles, California 90071
Tele: (213) 614-1944
Fax: (213) 614-1961
Attorneys for Micro Technology Concepts, Inc.

Reviewed
OFFICE OF THE UNITED STATES TRUSTEE

Michal Bloom
300 Las Vegas Blvd. S., Suite 4300
Las Vegas, NV 89101

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